Exhibit 10.21

THIRD LEASE AMENDMENT

THIS THIRD LEASE AMENDMENT (the “Amendment”) is executed this 1st day of November, 2007, by and between ADS PLACE PHASE I, LLC, a Delaware limited liability company (“Landlord”), and ADS ALLIANCE DATA SYSTEMS, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a certain lease dated August 25, 2006, as amended by the First Amendment dated February 2, 2007, and further amended by the Second Amendment dated November 1, 2007 (collectively, the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 199,112 rentable square feet of space (the “Leased Premises”) located in an office building at Easton, Franklin County, Columbus, Ohio; and

WHEREAS, Landlord and Tenant desire to amend the Lease, including but not limited to changes to the definition of Tenant Improvements set forth in Section 2.02, confirmation of the actual Rentable Square Feet, and changes to the definition of Minimum Annual Rent, Monthly Rental Installments, Tl Allowance and Moving Allowance as more particularly described below.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties’ Landlord and Tenant hereby enter into this Amendment

1.    Incorporation of Recitals. The above recitals arc hereby incorporated into this Amendment as if fully set forth herein.

2.    Amendment of Section 2,02. Substantial Completion. Landlord and Tenant hereby amend the definition of Tenant Improvements, and accordingly, the definition of Substantial Completion, to remove from such definition all of the following items set forth on Exhibit A attached hereto (“Post Substantial Completion Items”), Landlord and Tenant agree that Landlord will complete the Post Substantial Completion Items within thirty (30) days after the later of: (i) Tenant’s installation of all of the furniture, fixtures and equipment items set forth on Exhibits attached hereto (“FFE”), and (ii) notice to Landlord from Tenant that the FFB has been fully installed.

3.    Amendment of Section 1.01B. Rentable Square Feet and Rentable Area. Landlord and Tenant confirm that the actual Rentable Area of the Leased Premises is 199,112.

4.    Amendment of Section 1.01 C. Minimum Annual Rent. The Minimum Annual Rent schedule set forth In Section 1.01 C of the Lease is deleted and the following shall be inserted in lieu thereof:

Month 1	*$0,00
Months 2 - 61	**$2,329,610.40 per year
Months 62 - 121	**$2,528,722.40 per year

5.    Amendment of Section 1.01 D. Monthly Rental Installments. The Monthly Rental Installments schedule set forth in Section 1.01 D of the Lease is deleted and the following shall be inserted in lieu thereof:

Month 1	*$0.00
Months 2 - 61	**$194,134.20 per month
Months 62 - 121	**$210,726.87 per month

*	During such time period, Tenant shall not be responsible for paying to Minimum Annual Rent for the Leased Premises.
**	These amounts have been adjusted based on the actual Rentable Square Feet of the Leased Premises.

6.    Amendment to the Definition of TI Allowance in Section 2.02(h). The TI Allowance in the amount of Seven Million Four Hundred Forty-Three Thousand Six Hundred Two and 96/100 Dollars ($7,443,602.96) set forth in Section 2.02(h) of the Lease is hereby deleted, and the following inserted in lieu thereof: Seven Million Four Hundred Sixty-Two Thousand Seven Hundred Seventeen and 76/100 Dollars ($7,462,717.76).

7.    Amendment to the Definition of Moving Allowance in Section 2.02ffl. The Moving Allowance in the amount of Three Hundred Ninety-Seven Thousand Two Hundred Four and 00/100 Dollars ($397,204.00) set forth in Section 2.02(h) of the Lease is hereby deleted, and the following inserted in lieu thereof: Three Hundred Ninety-Eight Thousand Two Hundred Twenty-Four and 00/100 Dollars ($398,224.00).

8.    Representations and Warranties. Tenant represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the Saws of the state under which it is organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant, Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

9.    Amendment to Section 12.01 of the-Lease, References in Section 12,01 of the Lease to a sale (and words of similar import) of the Building and Land shall also include an underlying lease of the Laud and Building (and thus references in such Section 12.01 to a transferee of the Land and Building shall also include the lessee under such an underlying lease). Accordingly, upon the consummation of an underlying lease of die Land and Building, the lessee under such underlying Lease shall become the “Landlord” under the Lease (provided that such lessee assumes all the obligations of the Landlord under the Lease arising from and after such consummation), and upon request Tenant shall attorn to such underlying lessee.”

10.    Broker. Tenant represents and warrants that no real estate broke)’ or brokers were involved in the negotiation and execution of this Amendment. Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

11.    Examination of Amendment. Submission of this Instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to Landlord and Tenant.

12.    Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease,

13.    Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties .have caused this Amendment to be executed on the day and yew first written above,

LANDLORD;

ADS PLACE PHASE I, LLC,
a Delaware limited liability company

By:	Duke Construction Limited Partnership, an Indiana limited partnership, its manager

By:	Duke Business Centers Corporation,
An Indiana corporation, its general partner

By:	/s/ James T. Clark
James T. Clark
Senior Vice President
Columbus Operations

STATE OF OHIO

COUNTY OF FRANKLIN

Before me, a Notary Public in and for said County and State, personally appeared James T. Clark, by me known to be the Senior Vice President, Columbus Operations, of Duke Business Centers Corporation, an Indiana corporation, the general partner of Duke Construction Limited Partnership, the manager of ADS Place Phase I, LLC, a Delaware limited liability company, who acknowledged the execution of the foregoing “Third Lease Amendment” on behalf of said company.

WITNESS my hand and Notarial Seal 1st day of November, 2007

Notary Public /s/ Melissa A. Barton

My Commission Expires:

09/27/2012

My County of Residence:

Union

TENANT:

ADS ALLIANCE DATA SYSTEMS, INC, a Delaware corporation

By:	/s/ Daniel T. Groomes
Printed: Daniel T. Groomes Title: Senior Vice President

STATE OF OHIO

COUNTY OF FRANKLIN

Before me, a Notary Public in and for said County and State, personally appeared Daniel T. Groomes, by me known to be the Senior Vice President, of ADS Alliance Data Systems, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Third Lease Amendment” on behalf of said corporation.

Witness my hand and Notarial Seal this 1st day of November, 2007.

Notary Public: Nancy C. Wiseman

Signature: /s/ Nancy C. Wiseman

My Commission Expires: 6/28/2009

My county of Residence: Franklin

CONSENT OF GUARANTOR

The undersigned Guarantor to the Lease hereby consents to the foregoing Third Lease Amendment and reaffirms that the Unconditional Guaranty of Lease dated January 29,2007 remains in full force and effect.

“Guarantor”

ADS ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation

By:	/s/ Michael D. Kubic
Printed:	Michael D. Kubic
Senior Vice President

STATE OF TEXAS

COUNTY OF COLLIN

Before me, a Notary Public in and for said County and State, personally appeared Michael D. Kubic, by me known to be the Senior Vice President, of ADS Alliance Data Systems Corporation, a Delaware corporation, who acknowledged the execution of the foregoing “Consent of Guarantor” on behalf of said corporation.

Witness my hand and Notarial Seal this 1st day of November, 2007.

Notary Public: Dolores Navarette-Telford

Signature: /s/ Dolores Navarette-Telford

My Commission Expires: 2/22/2011
My county of Residence: Collin